Exhibit 99.1

Donald Killian
406 Orchid Avenue
PO Box 551
Corona Del Mar, CA 92625

July 23, 2007

Via Fax and Certified Mail

Board of Directors
Innovative Card Technologies, Inc.
c/o Mr. John Ward
Chairman and Chief Executive Officer
10880 Wilshire Blvd, Suite 950
Los Angeles, CA 90024

Gentlemen:

This letter will constitute my formal resignation from the Board of Directors of Innovative Card Technologies, Inc., effective immediately.

Sincerely,

/s/ Donald Killian III